UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2026

SEMNUR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41351	Not available
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 422-7515

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SMNR	OTCQB marketplace
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SMNRW	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and President; Decrease in Size of Board

On March 13, 2026, Jaisim Shah, Chief Executive Officer and President of Semnur Pharmaceuticals, Inc. (the “Company”), notified the Company’s board of directors (the “Board”) that he is retiring and thus resigning from his positions as Chief Executive Officer and President, and as a director of the Company, and will separate from employment effective as of March 13, 2026 (the “Effective Time”). Mr. Shah’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Mr. Shah’s resignation, the Board has decreased the size of the Board from six directors to five directors as of immediately following the Effective Time.

In connection with Mr. Shah’s departure, the Company and Mr. Shah have entered into a separation agreement, effective as of March 13, 2026 (the “Separation Agreement”), pursuant to which Mr. Shah will receive six months of continued payment of his base salary (at a rate of $1,250,000 per year) and will be given a 90-day extension of the post-termination exercise period under the applicable equity plan to exercise any of his vested stock options pursuant to the award agreements for such options. Also, pursuant to the Separation Agreement, Mr. Shah’s prior employment agreement dated September 22, 2025 was terminated. The Separation Agreement also includes a standard general release of all claims.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Executive Officer and President

In connection with Mr. Shah’s departure, the Board appointed Henry Ji, Ph.D., age 61, as the Company’s Chief Executive Officer and President effective as of the Effective Time.

Dr. Ji has served as the Company’s Executive Chairperson and a member of the Board since September 2025 and previously served as Semnur’s Treasurer and Secretary and a board member since its inception in 2013. Dr. Ji has served as Executive Chairperson and a board member of Scilex Holding Company (Nasdaq: SCLX) (“Scilex”) since September 2023, as Scilex’s President and Chief Executive Officer since August 2025, and previously served as Scilex’s Executive Chairperson and board member from March 2019 to August 2023. He currently serves as the Chief Executive Officer of Vivasor Holding Company and Vivasor, Inc. Dr. Ji has served on the board of directors of Scilex Pharmaceuticals, Inc. (“Scilex Pharma”) since November 2016 and he served as the Chief Executive Officer of Scilex Pharma from November 2016 to March 2019. He co-founded and served as a director of Sorrento Therapeutics, Inc. since January 2006, served as its Chief Scientific Officer from November 2008 to September 2012, as its Interim Chief Executive Officer from April 2011 to September 2012, as its Secretary from September 2009 to June 2011, as its Chief Executive Officer and President since September 2012 and as Chairman of its board of directors since August 2017. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life sciences technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix Corporation, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji previously served as a director of Celularity Inc. (Nasdaq: CELU) from June 2017 to July 2021. Dr. Ji is the holder of several issued and pending patents in the life science research field. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University.

There are no family relationships between Dr. Ji and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Dr. Ji has a material interest subject to disclosure under Item 404(a) of Regulation S-K, other than as disclosed below. There are no arrangements or understandings between Dr. Ji and any other person pursuant to which he was selected as Chief Executive Officer and President. The Company previously entered into its standard form of indemnification agreement with Dr. Ji in connection with his prior appointment as Executive Chairman. Dr. Ji’s compensation has not been changed in connection with his appointment as the Company’s Chief Executive Officer and President.

Appointment of Chief Operating Officer

In connection with Mr. Shah’s departure, the Board also appointed Stephen Ma, age 53, as the Company’s Chief Operating Officer, with such appointment effective as of March 17, 2026.

Mr. Ma has served as the Company’s Chief Financial Officer, Senior Vice President and Secretary since September 2025. Mr. Ma has more than 15 years of finance and operational expertise across pharmaceutical and venture backed biotechnology companies. Mr. Ma has served as Scilex’s Chief Financial Officer and Senior Vice President since September 2023, as Scilex’s Corporate Secretary since March 2024, as a director of Scilex since September 2025, and as Chief Operating Officer of Scilex since October 2025. He previously served as Scilex’s Chief Accounting Officer from May 2023 until his appointment as Scilex’s Chief Financial Officer and as Scilex’s Vice President of Finance from January 2022 to April 2023. Prior to joining Scilex, he served as Director of Finance and Operations for Anwita Biosciences, Inc., a clinical stage company, from August 2019 to January 2022. From May 2016 to August 2019, Mr. Ma served as the Senior Director of Finance and Controller of Semnur Inc. (f/k/a Semnur Pharmaceuticals, Inc.). Prior to that, he served as Controller for Globavir and part of the management team that worked on its initial public offering process. He also served as the Controller for Ardelyx, which went public in 2014. Prior to that, Mr. Ma served in various finance positions at PDL BioPharma, Inc. and Hyperion Therapeutics, Inc. Mr. Ma began his career with more than 10 years in high technology companies and has a wealth of experience in finance, strategic planning, commercial launching, debt financing, public offerings and M&A transactions. Mr. Ma holds a B.S. in Finance and M.A. in Economics from San Jose State University.

There are no family relationships between Mr. Ma and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Mr. Ma has a material interest subject to disclosure under Item 404(a) of Regulation S-K, other than as disclosed below. There are no arrangements or understandings between Mr. Ma and any other person pursuant to which he was selected as Chief Operating Officer. The Company previously entered into its standard form of indemnification agreement with Mr. Ma in connection with his prior appointment as Chief Financial Officer. Mr. Ma’s compensation has not been changed in connection with his appointment as the Company’s Chief Operating Officer.

Certain Relationships and Related Party Transactions of Dr. Ji and Mr. Ma

Since January 1, 2025, the Company has entered into the following transactions in which Dr. Ji and Mr. Ma may be deemed to have a direct or indirect material interest, based on each of Dr. Ji’s and Mr. Ma’s roles as executive officers and directors of Scilex (which is the controlling stockholder of the Company and a counter-party to the below-referenced transactions) at the time such transactions were entered into.

Business Combination

On September 22, 2025, the Company consummated a business combination pursuant to an agreement and plan of merger, dated as of August 30, 2024 (the “Initial Merger Agreement,” as amended by Amendment No. 1 to Agreement and Plan of Merger, dated April 16, 2025, “Amendment No. 1 to the Initial Merger Agreement” and Amendment No. 2 to Agreement and Plan of Merger, dated July 22, 2025, “Amendment No. 2 to the Initial Merger Agreement” and collectively, the “Merger Agreement”), by and among Denali Capital Acquisition Corp. (“Denali”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”), and Semnur, Inc., the private Delaware corporation that is now the Company’s wholly owned subsidiary (“Legacy Semnur”). Pursuant to the terms of the Merger Agreement, the business combination (herein referred to as the “Business Combination”) between Denali and Legacy Semnur was effected through the merger of Merger Sub with and into Legacy Semnur with Legacy

Semnur surviving as Denali’s wholly owned subsidiary. In connection with the Business Combination, Denali changed its name from Denali Capital Acquisition Corp. to Semnur Pharmaceuticals, Inc.

Prior to the Business Combination, Legacy Semnur was a majority-owned subsidiary of Scilex. Following the Closing of the Business Combination, Scilex (together with certain of its subsidiaries) continues to beneficially own a significant percentage of the Company’s outstanding common stock. In connection with the Business Combination, Legacy Semnur and Scilex entered into certain agreements that relate to Legacy Semnur’s relationship with Scilex prior to the Business Combination and provide a framework for the Company’s ongoing relationship with Scilex.

Transition Services Agreement

On September 22, 2025, the Company entered into a transition services agreement with Scilex. Pursuant to this transition services agreement, Scilex agreed to provide, directly or indirectly, certain administrative, financial, legal, tax, insurance, facility, information technology and other services to the Company. The total cost of services provided to the Company shall not exceed $2.0 million per year, for a period of three years, unless terminated by either Scilex or the Company.

Amended and Restated Registration Rights Agreement

Concurrent with the consummation of the Business Combination, Denali and Scilex entered into the Registration Rights Agreement with the other stockholders named therein. The Registration Rights Agreement governs, among other things, the registration of certain shares of the Company’s common stock for resale, and includes certain customary demand and “piggy-back” registration rights with respect to shares of the Company’s common stock held by the parties thereto.

Satisfaction and Discharge Agreement with Scilex and Sponsor

On April 11, 2023, Denali issued a convertible promissory note, as amended, to Denali Capital Global Investments LLC (the “Sponsor”). Pursuant to such note, upon consummation of the Business Combination, Denali was obligated to pay the Sponsor $1,806,366.78, comprised of the outstanding principal amount of the note and accrued but unpaid interest (the “Sponsor Outstanding Balance”).

On August 30, 2024, Scilex and the Sponsor entered into the Sponsor Interest Purchase Agreement (the “SIPA”), pursuant to which Scilex purchased 500,000 Class B ordinary shares of Denali that were held by the Sponsor for $2,000,000 and 300,000 shares of common stock of Scilex (which number of shares was adjusted to 8,571 shares to reflect the reverse stock split of Scilex common stock that was effected on April 15, 2025) (such number of shares, as adjusted the “Sponsor SIPA Shares”) with such cash consideration being paid on the date of entry into the SIPA and the Sponsor SIPA Shares to be delivered to Sponsor upon consummation of the Business Combination).

Additionally, prior to the closing of the Business Combination, Scilex had advanced $69,973 to the Sponsor (the “Cash Advance”).

On September 22, 2025, Denali, Sponsor and Scilex entered a Satisfaction and Discharge of Indebtedness Agreement (the “Sponsor Agreement”), pursuant to which the parties agreed that the repayment of the Cash Advance was settled as a net reduction in the payments owed to Sponsor by the Company on the closing date of the Business Combination (the “Closing Date”). On the Closing Date, the Sponsor received $1,143,959.16 in cash (representing a $1,000,000 payment toward the Sponsor Outstanding Balance and a $213,932.16 payment in lieu of the Sponsor SIPA Shares, net of the repayment of the Cash Advance) and a promissory note issued by the Company in the amount of $806,366.78 (the “Sponsor Note”). The Sponsor Note shall be payable in six monthly installments of approximately $134,394.46 beginning on October 1, 2025. Notwithstanding the foregoing payment schedule, the balance due on such note (less any payments previously made to the holder thereunder) shall be accelerated and become immediately due and payable in the event the Company receives gross proceeds from any equity or debt financing (including any private placement offering or registered offering), in an amount equal to or greater than the then-outstanding principal of such note plus any accrued but unpaid interest due thereon. In addition, in the case of an event of default, the Sponsor Note shall bear interest at a rate of 10% per annum until such event of default is cured. The Sponsor Note shall become immediately due and payable (in accordance with the terms thereof), upon the Company’s failure to make payments thereunder when due (subject to a 14-day cure period) or certain other actions related to voluntary or involuntary bankruptcy proceedings (as more fully described therein).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, effective as of March 13, 2026, by and between Semnur Pharmaceuticals, Inc. and Jaisim Shah.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMNUR PHARMACEUTICALS, INC.

By: /s/ Henry Ji
Name: Henry Ji
Title: Chief Executive Officer & President

Date: March 17, 2026